EXHIBIT 32.2
Certification by the Principal Financial Officer of
Enesco Group, Inc.
Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)
     I, Anthony G. Testolin, am Chief Accounting Officer (principal financial officer) of Enesco Group, Inc. (the “Company”).
     This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company’s Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2005 (the “Report”).
     I hereby certify that to the best of my knowledge:
     (a)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and
     (b)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
     Company.

Date: November 9, 2005
/s/ Anthony G. Testolin
Anthony G. Testolin
Chief Accounting Officer (principal financial officer)